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                                                                   Exhibit 16.1

                    [LETTERHEAD OF GEO. S. OLIVE & CO. LLC]

December 16, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by The GSI Group, Inc. (see attached), which we understand will be filed with the Commission, pursuant to Item 21 of Form S-4, and are in agreement with the statements contained therein concerning our firm.

Sincerely,

/s/ Geo. S. Olive & Co. LLC

GEO. S. OLIVE & CO. LLC

A member of
Moores
Rowland
INTERNATIONAL
An association of independent
accounting firms throughout the world.

      545 FIRST NATIONAL BANK BUILDING, SPRINGFIELD, ILLINOIS 62794-9429
                      (217) 753-1375  FAX: (217) 744-0193
                 OFFICES LOCATD IN INDIANA, ILLINOIS AND OHIO

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                        INDEPENDENT PUBLIC ACCOUNTANTS


     The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995, and 1996, included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein.

     The financial statements of DMC as of and for the year ended October 31, 1996, included in this Prospectus, have been audited by McGladrey & Pullen, LLP, independent accountants, as stated in their report appearing herein.

     In 1996, for business reasons, the Company's Board of Directors approved the dismissal of Arthur Andersen LLP, which had been the Company's principal accounting firm for fiscal 1992 through fiscal 1995, and the appointment of Geo.
S. Olive & Co. LLC. Following the completion of the 1996 audit, the Board approved the reappointment of Arthur Andersen LLP as the Company's principal accounting firm. None of the reports on the Company's financial statements prepared by either Arthur Andersen LLP or Geo. S. Olive & Co. LLC contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with either Arthur Andersen LLP or Geo. S. Olive & Co. LLC on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure through the date of its dismissal.